                                                                    EXHIBIT 11.1


                                  ARQULE, INC.

       STATEMENT RE COMPUTATION OF PER SHARE NET INCOME (LOSS) PER SHARE
                       Basic Net Income (Loss) Per Share

                                                            YEAR ENDED DECEMBER 31,
                                                            -----------------------
                                                      1995              1996               1997
                                                ------------       -------------      -----------
Net income (loss)                               $(2,252,000)       $(2,993,000)       $   291,000
                                                -----------        -----------        -----------
Weighted average shares outstanding:
Common Stock                                        599,000          2,430,000         11,337,000
Weighted average common shares outstanding          599,000          2,430,000         11,337,000
                                                -----------        -----------        -----------
Basic net income (loss) per share               $     (3.76)       $     (1.23)       $      0.03
                                                -----------        -----------        -----------


                      Diluted Net Income (Loss) Per Share

                                                                YEAR ENDED DECEMBER 31,
                                                               -----------------------
                                                       1995                1996               1997
                                                   -------------      -------------      -------------
Net income (loss)                                    $(2,252,000)       $(2,993,000)       $   291,000
Weighted average shares outstanding:
Common Stock                                             599,000          2,430,000         11,337,000
Stock option common stock equivalents                         --                 --          1,057,000
                                                     -----------        -----------        -----------
Weighted average common shares and equivalents
outstanding                                              599,000          2,430,000         12,394,000
                                                     -----------        -----------        -----------
Diluted net income (loss) per share                  $     (3.76)       $     (1.23)       $      0.02
                                                     -----------        -----------        -----------

                                       39